EXHIBIT 99.1

This statement on Form 4 is filed jointly by each of the undersigned. The principal business address of each of the reporting persons is is 333 South Grand Avenue, 28th Floor, Los Angeles, California 90071.

Name of Designated Filer: OAKTREE CAPITAL GROUP, LLC
Date of Event Requiring Statement: March 26, 2019
Issuer Name: Infrastructure and Energy Alternatives, Inc. [IEA]

OAKTREE CAPITAL GROUP, LLC

By: /s/ Jamie Toothman
Name: Jamie Toothman
Title: Senior Vice President

OAKTREE CAPITAL GROUP HOLDINGS GP, LLC

By: /s/ Jamie Toothman
Name: Jamie Toothman
Title: Senior Vice President

OAKTREE CAPITAL MANGEMENT, L.P.

By: /s/ Jamie Toothman
Name: Jamie Toothman
Title: Senior Vice President

OCM FIE, LLC

By: /s/ Jamie Toothman
Name: Jamie Toothman
Title: Authorized Signatory

OAKTREE HOLDINGS, INC.

By: /s/ Jamie Toothman
Name: Jamie Toothman
Title: Authorized Signatory